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                                                                   EXHIBIT 10.22


                           LOAN MODIFICATION AGREEMENT

       This LOAN MODIFICATION AGREEMENT is entered into as of June 27, 2000, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East" ("Bank"), and NETSCOUT SYSTEMS, INC., a Delaware corporation with its principal place of business at 4 Technology Park Drive, Westford, MA 01886 ("Borrower").

                                    RECITALS

       Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

       1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement dated as of March 12, 1998, between Borrower and Bank, as amended by Loan Modification Agreements dated as of March 11, 1999 and March 10, 2000, providing for a revolving credit facility up to a maximum principal amount of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000), as such Loan and Security Agreement may be further amended from time to time (the "Loan Agreement").

       Hereinafter, all Indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

       2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

       3. DESCRIPTION OF CHANGES IN TERMS.

       3.1 MODIFICATIONS TO REVOLVING ADVANCE PROVISIONS. Section 2.1.1(a) of the Loan Agreement is hereby replaced in its entirety with the following:

       (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line minus the Cash Management Services Sublimit or
       (B) the Borrowing Base, whichever is less, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) immediately upon the closing of the acquisition by Borrower of NextPoint Networks, Inc., all outstanding principal and interest under that certain equipment line of credit originally extended by Bank to NextPoint Networks, Inc. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

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       4. CONSENT TO ACQUISITION. Bank hereby consents to Borrower's acquisition of NextPoint Networks, Inc., and waives Borrower's compliance with Sections 7.2,
7.3 and 7.6 of the Loan Agreement for the sole purpose of closing that acquisition, provided that no Event of Default would exist after giving effect to that acquisition.

       5. FEES. Borrower shall pay to Bank any out-of-pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

       6. CONDITIONS TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower under this line is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

       (i)    this Loan Modification Agreement duly executed by Borrower;

       (ii)   payment of the fees and Bank Expenses then due specified in
              Section 6 hereof;

       (iii) such other documents, and competition of such other matters, as Bank may reasonably deem necessary or appropriate.

       7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to retain the changes described in this Loan Modification Agreement.

       8. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the indebtedness.

       9. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 7 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement, and
(vi) the terms of this Section 9 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

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       10. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

       IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed investment as of the date first set forth above.

"Borrower":  NETSCOUT SYSTEMS, INC.     "Bank":  SILICON VALLEY BANK,  doing
                                        business as SILICON VALLEY EAST


By: /s/ LISA FIORENTINO                 By: /s/ DALE EDMUNDS
   -------------------------------          -----------------------------------
   Lisa Fiorentino, VP of Finance           Dale C. Edmunds



                                        SILICON VALLEY BANK

                                        By: /s/ MAGGIE GARCIA
                                            -----------------------------------

                                        Title: DOCUMENTATION OFFICER
                                              ---------------------------------
                                      (Signed in Santa Clara County, California)